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                                                                    Exhibit 10.1


                       RETENTION AND AMENDMENT AGREEMENT

     This Retention and Amendment Agreement, dated as of August 29, 2001 (this "Agreement") is entered into between Simon Worldwide, Inc., a Delaware corporation formerly known as Cyrk, Inc. (the "Corporation"), Simon Marketing, Inc., a Delaware corporation ("Simon"), and Allan Brown (the "Executive").

     WHEREAS, the Corporation, the Executive and Simon, a wholly owned subsidiary of the Corporation, are parties to that certain Employment Agreement, dated as of September 1, 1999 (the "Employment Agreement"); and

     WHEREAS, the Executive has issued a Promissory Note and Pledge Agreement, dated July 10, 2000, in the principal amount of $1,000,000 to the Corporation (the "July Promissory Note"); and

     WHEREAS, the Executive has issued a Promissory Note and Pledge Agreement, dated October 18, 2000, in the principal amount of $1,000,000 payable to Simon (the "October Promissory Note"); and

     WHEREAS, the Corporation and Simon believe that it is vital to their interests to ensure the continued availability of Executive, especially in light of the recent notice from McDonald's Corporation, the largest customer of Simon, that McDonald's Corporation is terminating its relationship with Simon; and

     WHEREAS, the parties hereto desire to enter into certain agreements and amend in certain respects the Employment Agreement, the July Promissory Note and the October Promissory Note to induce Executive to remain an employee of the Corporation.

     NOW THEREFORE, the parties hereto agree as follows:

     1. Special Severance. (a) The Corporation or Simon shall have the right to terminate Executive's employment with the Corporation or Simon without cause at any time, but in the event of any such termination, Executive shall be paid by the Corporation and Simon a lump sum payment of $750,000. Executive shall not be required to seek other employment or otherwise to mitigate his damages in the event of his discharge without cause.

          (b) Executive shall have the right to terminate his employment with the Corporation or Simon at any time for good reason. For purposes of this Agreement, "good reason" shall mean and be limited to a material breach by the Corporation or Simon of a material obligation of the Corporation or Simon under the Employment Agreement, which such material breach is not cured within thirty
(30) days written notice to the Corporation or Simon. Upon termination of employment by Executive for good reason, Executive shall be entitled to receive the lump sum payment provided in Section 1(a) of this Agreement within five (5) days after Executive gives notice of termination hereunder.
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          (c)  Payments made by Corporation and Simon pursuant to Section 1(a)
and (b) of this Agreement are entirely separate and distinct from the obligations of Corporation and Simon under the Employment Agreement.

     2. In order to secure the payments of the amounts set forth in Sections 1(a) and (b) of this Agreement, Simon will deposit to an account at [to be selected] the sum of $750,000. Simon hereby grants to Executive a security interest in all of Simon's right, title and interest in that account, and Simon and Executive shall execute and deliver a Control Agreement substantially in the form attached hereto as Exhibit A providing that such account constitutes cash collateral to secure such obligations. Upon payment of the amounts set forth in Sections 1(a) and (b) of this Agreement, such cash collateral will be released to Simon. Alternatively at the request of Executive, a prepaid letter of credit may be substituted for the collateral account maintained pursuant to this Paragraph 2, if such a letter of credit can be obtained without imposing a material burden on Simon or the Corporation.

     3. Section 1 of the July Promissory Note is hereby amended to add at the end thereof;

          "Notwithstanding anything herein to the contrary, this Note shall not accrue any interest on or after August 29, 2001."

     4. Section 1 of the October Promissory Note is hereby amended to add at the end thereof;

          "Notwithstanding anything herein to the contrary, this Note shall not accrue any interest on or after August 29, 2001."

     5. Section 11.2 of the Employment Agreement is hereby amended by deleting clause (iv) thereof and replacing it with the following:

          "(iv) will be due and payable on November 22, 2004, and"

     6. Commencing September 1, 2001, for each month Executive is employed by the Corporation or Simon, the unpaid principal of and accrued interest on the July Promissory Note shall be reduced by $200,000 per month until it is reduced to zero, and thereafter the unpaid principal of and accrued interest on the October Promissory Note shall be reduced by $200,000 per month until it is reduced to zero; provided, however, in the event of Executive's termination of employment by the Corporation or Simon without cause or by Executive for good reason as defined in Paragraph 1(b) hereof, the remaining balance of the unpaid principal and interest on both the July Promissory Note and October Promissory Note shall be forgiven in full and Executive shall be relieved of any further liability thereon. Excepting the Special Severance obligations of the Corporation and Simon to Executive under Paragraphs 1 and 2 hereof, any forgiveness of debt under this Paragraph shall reduce, on a dollar for dollar basis, the Corporation's and Simon's remaining severance obligations to Executive under Executive's Employment Agreement.


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     7.   Except as otherwise expressly provided in this Agreement, the terms of the Employment Agreement, the July Promissory Note and the October Promissory Note shall remain in full force and effect.

     8. The obligations of the Corporation and Simon under this Agreement are joint and several. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

     9. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Corporation and Executive; provided, however, that the Corporation may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates;
(ii) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases the Corporation nonetheless shall remain responsible for the performance of all of its obligations hereunder); and (iii) assign its rights and interests hereunder to any entity into which the Corporation may be merged or which may succeed to substantially all of its assets or business.

    10. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

    11. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

    12. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Corporation and Executive.


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     13.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                             "THE CORPORATION"

                                             SIMON WORLDWIDE, INC.

                                                               and

                                             "SIMON"

                                             SIMON MARKETING, INC.

                                             By: /s/ George Golleher
                                                -------------------------------
                                                GEORGE GOLLEHER, Director

                                             "EXECUTIVE"

                                             /s/ Allan Brown
                                             ----------------------------------
                                             ALLAN BROWN


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